MENTOR RECEIVES APPROVABLE NOTIFICATION FROM FDA FOR ITS
SILICONE GEL-FILLED BREAST IMPLANTS

Santa Barbara, Calif. - July 28, 2005 - Mentor Corporation (NYSE:MNT), a leading supplier of medical products in the United States and internationally, today announced that it has received an "approvable letter" from the U.S. Food and Drug Administration (FDA) for the Company's MemoryGel™ silicone gel-filled breast implants.  The approvable letter stipulates a number of conditions which Mentor must satisfy in order to receive FDA approval to market and sell silicone gel-filled breast implants in the United States.

"We are very encouraged by this communication from the FDA, and view this letter as a positive sign for women and their surgeons that another option will soon be available," said Joshua H. Levine, President and Chief Executive Officer of Mentor Corporation.  "We thank the FDA and its Advisory Panel for the rigorous and objective review of our data and related science."

"For more than a decade, choices for women seeking breast augmentation and reconstruction have been limited," said Mr. Levine.  "If ultimately approved by the FDA, Mentor's Memory Gel™ breast implants will be a significant additional option for these women.  Mentor is committed to making these important products available to women and will continue working with the FDA to address the approvable conditions."

Previously, on April 13, 2005, the FDA's General Plastic Surgery Devices Advisory Panel recommended Mentor's MemoryGel™ breast implants for approval with conditions by a vote of 7 to 2.  The vote of the Advisory Panel was based primarily upon its review of Mentor's pre-market approval (PMA) application filed in December 2003 and on the Company's PMA amendment filed in August 2004.

The conditions outlined in the approvable letter are generally consistent with the Advisory Panel's deliberations.  As is typical of FDA approvable processes, Mentor intends to engage in confidential discussions with the FDA to address these conditions, prior to the FDA's final decision on approval.

About Mentor Corporation
Founded in 1969, Mentor Corporation is a leading supplier of medical products for the global healthcare market.  The Company develops, manufactures and markets innovative, science-based products for the aesthetics, urologic specialties and clinical and consumer healthcare markets around the world.  The Company's website is www.mentorcorp.com.

Safe Harbor Statement
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us.  Forward-looking statements can often be identified by words or phrases such as "anticipates,"  "scheduled," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "encouraged," "positive sign," "is confident," "may," "will," "should," "would," "would likely," "could," "potential," "in the future," "continue," similar expressions, and variations or negatives of these words.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time.  Such information is subject to change, and we will not necessarily inform you of such changes.  These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict.  Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

The Securities and Exchange Commission filings of Mentor, including, without limitation, its Annual Reports on Form 10-K, subsequent quarterly reports on Form 10-Q, and recent Current Reports on Form 8-K, discuss important risk factors that could contribute to such differences or otherwise affect its business, results of operations and financial condition.  Mentor undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:

Mentor Corporation
Investors	Media
Peter R. Nicholson	Laura Martin
Vice President, Corporate Development	Burson-Marsteller
(805) 879-6082	(202) 530-4534

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